UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 12, 2021, Aravive, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Eshelman Ventures, LLC, a North Carolina limited liability company (the “Investor”), relating to the issuance and sale (the “Offering”) of 2,875,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price per share of $7.29.  The aggregate gross proceeds to the Company from the Offering are expected to be approximately $21.0 million.  Fredric N. Eshelman, Pharm.D., Chairman of the Board of Directors of the Company, is the founder and principal of the Investor.  The Company did not engage an underwriter or placement agent in connection with the Offering.

The Offering is being made pursuant to an effective registration statement on Form S-3, as amended (File No. 333-248612), as previously filed with the Securities and Exchange Commission (the “SEC”), and a related prospectus supplement, filed with the SEC on February 16, 2021.  The closing of the Offering is anticipated to occur on February 18, 2021, subject to customary closing conditions.  After the Closing, the Company will have 19,371,745 shares of Common Stock outstanding, including the 2,875,000 shares of Common Stock to be sold in the Offering and 393,000 shares of Common Stock that the Company has sold for net proceeds of $2.4 million subsequent to September 30, 2020 through Piper Sandler & Co., and Cantor Fitzgerald & Co., as sales agents in accordance with the terms of an equity distribution agreement, dated September 4, 2020, that the Company entered into with Piper Sandler & Co. and Cantor Fitzgerald & Co.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the parties.

The Purchase Agreement is filed as Exhibit 10.1 and the description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Gracin & Marlow, LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 hereto.

Statements in this report that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the expected proceeds from and timing of the closing of the Offering. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the Company’s ability to satisfy the conditions to closing the Offering. For a discussion of these and other factors, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as well as the Company’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

5.1	Opinion of Gracin & Marlow, LLP
10.1	Securities Purchase Agreement, dated February 12, 2021, by and between Aravive, Inc. and Eshelman Ventures, LLC
23.1	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2021	ARAVIVE, INC. (Registrant)

	By:	/s/ Vinay Shah
Name: Vinay Shah Title: Chief Financial Officer